EXHIBIT 5.1

GOODSILL ANDERSON QUINN & STIFEL

A LIMITED LIABILITY LAW PARTNERSHIP LLP

ALII PLACE, SUITE 1800 • 1099 ALAKEA STREET

HONOLULU, HAWAII 96813

MAIL ADDRESS: P.O. BOX 3196

HONOLULU, HAWAII 96801

TELEPHONE (808) 547-5600 • FAX (808) 547-5880

info@goodsill.com • www.goodsill.com

April 5, 2007

William R. Maris
Vice President - Finance & Administration,
   Secretary, Treasurer and CFO
Cyanotech Corporation
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, Hawaii  96740

Re:                               Cyanotech Corporation 2004 Independent Director
Stock Option and Restricted Stock Grant Plan
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Cyanotech Corporation, a Nevada corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 75,000 shares (the “Plan Shares”) of the Company’s Common Stock, par value $0.02 per share, as adjusted for a reverse stock split on November 3, 2006 (the “Common Stock”), authorized for issuance pursuant to the Company’s 2004 Independent Director Stock and Restricted Stock Grant Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of item 601(b)(5) of Regulation S-K of the General Rules and Regulations Under the Securities Act of 1933, as Amended (the “Act”).  As your counsel in connection with the Registration Statement, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan; (ii) the Registration Statement, as filed with the Commission under the Act on the date hereof; (iii) a specimen certificate representing the Common Stock; (iv) Restated Articles of Incorporation of the Company and all amendments to date, as certified by the Secretary of State to the State of Nevada; (v) the ByLaws of the Company, as certified by the Secretary of the Company; (vi) Resolutions of the Board of Directors of the Company adopted April 3, 2007 relating to the Plan and the filing of the Registration Statement; and (vii) Resolutions of the Stockholders of the Company, adopted August 16, 2004, relating to the Plan.  We also have examined the originals or copies, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all other obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding affect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.  The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:

(a)           The Plan Shares will be issued in accordance with the terms of the Plan;

(b)           The consideration received by the Company for each Plan Share delivered pursuant to the Plan shall not be less than the par value of the Common Stock; and

(c)           The registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Plan Shares and such stock certificates will conform to the specimen certificate examined by us.

Members of our firm are admitted to the bar of the State of Hawaii and one member of our firm is also a member of the bar of the State of Nevada.  We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Nevada and applicable federal laws and regulations.  This opinion letter is limited to the matters set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

The Plan Shares have been duly authorized for issuance and, when delivered and paid for in accordance with the terms of the Plan, the Plan Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the caption

“Item 5.  Interests of Name Experts and Counsel” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission, dated thereunder.

Very truly yours,

GOODSILL ANDERSON QUINN & STIFEL
A LIMITED LIABILITY LAW PARTNERSHIP LLP

s/ Goodsill Anderson Quinn & Stifel
    A Limited Liability Law Partnership LLP